Exhibit 10.1 -1- GLACIER BANCORP, INC. 2025 STOCK INCENTIVE PLAN 1. Establishment, Purpose, and Types of Awards On January 29, 2025, the Board of the Company adopted, subject to the approval of the shareholders, this equity-based incentive compensation plan to be known as the “Glacier Bancorp, Inc., 2025 Stock Incentive Plan” (the “Plan”), in order to provide incentives and awards to Eligible Persons of the Company and its Affiliates. The Plan permits the granting of the following types of awards (“Awards”), according to the Sections of the Plan listed here: Section 7 Restricted Shares, Restricted Share Units, and Unrestricted Shares Section 8 Options Section 9 Share Appreciation Rights (SARs) Section 10 Performance Awards The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, cash compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future, pursuant to any agreement, plan, or program that is independent of this Plan, including but not limited to the Glacier Bancorp, Inc., 2015 Stock Incentive Plan and the Glacier Bancorp, Inc., 2005 Stock Incentive Plan (the “Prior Plans”). On or after the Effective Date, the Company shall not make additional awards under the Prior Plans. 2. Effective Date and Term. This Plan shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”) in accordance with Applicable Law (as determined by the Committee in its discretion), and shall remain in effect, subject to the right of the Board to terminate the Plan pursuant to Section 16, until all Shares subject to the Plan have been purchased or acquired according to the provisions of the Plan. However, in no event may an Award be granted under the Plan on or after the 10th anniversary of the Effective Date of the Plan. 3. Defined Terms Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

-2- 4. Shares Subject to the Plan Subject to the provisions of Section 13 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 1,600,000 Shares. For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired. Shares that are subject to an Award that for any reason expires, is forfeited, is cancelled, or becomes unexercisable, and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. Shares shall not again be available under this Section 4 to be made subject to an Award in the case of Shares that are (a) used to satisfy a withholding obligation of a Participant; (b) tendered to the Company to pay the exercise price or consideration required to be paid with respect to an Award; (c) repurchased by the Company using the exercise proceeds of an Option; or (d) subject to a SAR, to the extent the SAR is exercised and Shares are delivered to the Participant. Notwithstanding the foregoing, but subject to adjustments pursuant to Section 13 below, the number of Shares that are available for Awards of ISOs shall be 1,600,000. 5. Administration (a) General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan. (b) Committee Composition. The Board shall appoint the members of the Committee. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee for any reason, and fill vacancies on the Committee however caused. (c) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

-3- (i) to determine Eligible Persons to whom Awards shall be granted from time to time, the type of Award to be granted, and the number of Shares, units, or SARs to be covered by each Award; (ii) to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, Fair Market Value of any Shares, units, or SARs, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations, and whether Continuous Service has been met; (iii) to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants; (iv) to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; (v) in order to fulfill the purposes of the Plan and without amending the Plan, modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs; and (vi) to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes. Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates. (d) Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if

-4- challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious. (e) No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose. (f) Cost of Plan. The costs and expenses of administering the Plan will be borne by the Company. 6. Eligibility; Award Limitations (a) General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an ISO fails to qualify as such at any time or if an Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Award or administration of such Award does not satisfy the requirements of Section 409A of the Code and the guidance and regulations issued thereunder. (b) Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, the specific performance criteria. Each Award shall be evidenced by an Award Agreement signed by the Company and the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee.

-5- (c) Limits on Awards to Non-Employee Directors. The maximum total value of all Awards granted to any non-Employee Director in a calendar year shall not exceed $500,000. The value of an Award shall be calculated using the fair market value of such Award on the Grant Date for financial reporting purposes. (d) Replacement Awards. Subject to Applicable Law (including any associated shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options and/or SARs, without the prior approval of the Company’s shareholders such Options and/or SARs will not be repriced, replaced with any other Awards, regranted through cancellation or regranted by lowering the exercise price of a previously granted Option or SAR, nor will any outstanding underwater Options or SARs be purchased for cash. 7. Restricted Shares, Restricted Share Units, and Unrestricted Shares (a) Grants. The Committee may in its discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant the right to receive Shares or an equivalent cash payment to be settled at a future date, including after certain vesting requirements are met (“Restricted Share Units”), to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant that sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive and any vesting conditions or other terms upon which the Shares subject to a Restricted Share Unit may become settled. The Committee may condition any Award of Restricted Shares to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons

-6- (selected by the Committee in its discretion) elect to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid. (b) Vesting and Forfeiture; Discretionary Acceleration of Vesting. (i) Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her unvested Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement. Unless otherwise required by Applicable Law, vesting of Restricted Shares and Restricted Share Units shall be tolled during any approved leave of a Participant. (ii) Discretionary Acceleration. In addition to any mandatory accelerated vesting provisions contained in an Award Agreement, the Committee may, in its sole discretion, decide to accelerate the vesting of all or a portion of a Participant’s Restricted Share Award or Restricted Share Unit Award. A decision of the Committee to accelerate one Participant’s Award shall not bind the Committee to accelerate another Participant’s Award even if the two Participants are similarly situated. The decision of the Committee to accelerate an Award shall be documented in writing with notice provided to the Participant of the Committee’s decision. (c) Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 7(e) below. (d) Settlement of Restricted Shares and Restricted Share Units. (i) Restricted Shares. On the vesting of a Participant’s Restricted Shares and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share. No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

-7- (ii) Restricted Share Units. Upon the settlement of an Award of Restricted Share Units, a Participant is entitled to receive payment in an amount equal to the aggregate Fair Market Value of the Shares covered by such Restricted Share Units at the time of settlement. Payment in settlement of Restricted Share Units will be made on the first regularly scheduled payroll date following vesting of such Restricted Share Units in cash, in installments, in Restricted Shares, or in Unrestricted Shares equal to the number of Restricted Share Units, or in any other manner or combination as the Award Agreement approved by the Committee, in its sole discretion, provides. A Participant shall be paid with respect to the Participant’s Restricted Share Units no later than the last date that causes the payment to constitute a short- term deferral that is not subject to Section 409A of the Code, unless the Award Agreement includes terms that comply with Section 409A of the Code. (e) Dividends Payable on Vesting. Whenever Shares are released to a Participant under Section 7(d) above or under Section 10 below pursuant to the vesting of Restricted Shares or upon the settlement of Restricted Share Units, such Participant shall receive (unless otherwise provided in the Award Agreement), with respect to each Share released or Restricted Share Unit settled, an amount equal to any cash dividends (plus, in the discretion of the Committee, simple interest at a rate as the Committee may determine) and a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released or Restricted Share Unit settled. No cash or stock dividend shall be payable to the Participant with respect to any Restricted Shares or Restricted Share Units unless and until such Restricted Shares or Restricted Share Units have vested or settled in accordance with the terms and conditions of this Plan and the applicable Award Agreement. (f) Section 83(b) Elections. Unless the applicable Award Agreement provides otherwise, and subject to any procedures or limitations in the applicable Award Agreement, a Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. 8. Option Awards (a) Types; Documentation. The Committee may in its discretion grant ISOs to any Employee and Non-ISOs to any Eligible Person, and shall evidence any such grants in an Award Agreement that is delivered to the Participant. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. If no Option type is designated, the Option shall be treated as a Non-ISO. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in

-8- installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion. (b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 8(b) shall be automatically adjusted accordingly. (c) ISO Disqualifying Disposition. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an ISO within two years from the Grant Date of such ISO or within one year after the issuance of the Shares acquired upon exercise of such ISO (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of Shares. (d) Term of Options. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 8(i) hereof; provided, that, the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date. (e) Exercise Price; Repricing. (i) Exercise Price. The exercise price of an Option shall be determined by the Committee in its discretion and shall be set forth in the Award Agreement, provided that (i) if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110 percent of the Fair Market Value per Share on the Grant Date, and (ii) for all other Options, such per Share exercise price shall not be less than 100 percent of the Fair Market Value per Share on the Grant Date. (ii) Repricing of Option. In addition to the limitations described in Section 6(d) regarding replacement Awards, the Committee may not take any action that would constitute a “repricing” under generally accepted accounting principles (GAAP) or for purposes

-9- of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the Shares of the Company are listed or quoted. (f) Exercise of Option. The Committee shall, in its sole discretion, determine the times, circumstances, and conditions under which an Option shall be exercisable, and shall set them forth in the Award Agreement. Unless otherwise required by Applicable Law, vesting of Options shall be tolled during any approved leave of a Participant. (g) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable. (h) Methods of Exercise. Pursuant to the terms of the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional Shares), by delivery of written notice of exercise to the secretary of the Company accompanied by the full exercise price of the Shares being purchased and Participant’s federal, state, or local tax withholding obligations with respect to the Shares. In the case of an ISO, the Committee shall determine the acceptable methods of payment on the Grant Date and it shall be included in the applicable Award Agreement. The methods of payment that the Committee may in its discretion accept or commit to accept in an Award Agreement include: (i) cash or check payable to the Company (in U.S. dollars); (ii) other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such Shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (D) are duly endorsed for transfer to the Company; (iii) a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable

-10- taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale; or (iv) any combination of the foregoing methods of payment. The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price and any tax withholdings are received by the Company. (i) Dividends. No cash or stock dividend shall be payable to the Participant with respect to any Option, whether vested or unvested, that has not yet been exercised in accordance with the terms and conditions of this Plan and the applicable Award Agreement. With respect to each Share received due to a Participant exercising a vested portion of an Option, a Participant will have no right to any cash or stock dividend that is declared to the holders of Shares between the Grant Date and the date the Participant exercises his or her Option. (j) Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. In no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement. The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service: (i) Termination Other Than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, Disability, or termination for Cause), the Participant shall have the right to exercise an Option at any time within 90 days following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

-11- (ii) Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination, but only to the extent the right to exercise the Option had vested at the date of Disability. (iii) Death. In the event of the death of a Participant during the period of Continuous Service following the Grant Date of an Option, or within 30 days following termination of the Participant’s Continuous Service, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested at the date of death or, if earlier, the date the Participant’s Continuous Service terminated. (iv) Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and it shall be considered immediately null and void. 9. Share Appreciation Rights (SARs) (a) Grants. The Committee may in its discretion grant SARs to any Eligible Person, and shall evidence any grants in an Award Agreement that is delivered to the Participant with such conditions as the Committee may in its discretion determine. (b) Exercise Price. The per Share exercise price of a SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100 percent of the Fair Market Value of one Share on the Grant Date. (c) Exercise of SARs. The Committee shall in its sole discretion determine the times, circumstances, and conditions under which a SAR shall be exercisable, and shall set them forth in the Award Agreement. Unless otherwise required by Applicable Law, vesting of SARs shall be tolled during any approved leave of a Participant. (d) Effect on Available Shares. SARs shall be settled as provided in Section 9(e) and shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares issued upon settlement of the SARs. (e) Payment. Upon exercise of a SAR related, the Participant will be entitled to receive payment of an amount determined by multiplying:

-12- (i) the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by (ii) the number of Shares with respect to which the SAR has been exercised. (f) Form and Terms of Payment. Subject to Applicable Law, the Committee may, in the Award Agreement, set forth how the SAR will settle the amount determined under Section 9(e), which may be solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares. In any event, cash shall be paid in lieu of fractional Shares. Unless the applicable Award Agreement provides otherwise, all SARs shall be settled in cash. (g) Termination of Employment or Consulting Relationship. The Committee shall establish and set forth in the applicable Award Agreement the terms and conditions on which a SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 8(j) above shall apply to the extent an Award Agreement does not specify the terms and conditions upon which a SAR shall terminate when there is a termination of a Participant’s Continuous Service. (h) Dividends. No cash or stock dividend shall be payable to a Participant with respect to any SAR, whether vested or unvested, if such SAR has not been exercised in accordance with the terms and conditions of this Plan and the applicable Award Agreement. A Participant will have no right to any cash or stock dividend that is declared to the holders of Shares between the Grant Date and the date the Participant exercises his or her SAR. 10. Performance Awards. The Committee may in its discretion grant Performance Awards to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that the criteria determined by the Committee for such Award is achieved during the performance period specified in the Award Agreement using any applicable formula provided in the Award Agreement. The terms of an Award Agreement may provide that partial achievement of performance criteria may result in a reduced payment or partial vesting based upon the degree of achievement. As soon as practicable after the close of any performance period identified in an Award Agreement, the Committee shall review and certify in writing whether, and to what extent, the performance criteria have been achieved and, if so, determine and certify in writing the amount to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. Amounts earned in relation to a Performance Award shall be settled as soon as administratively practicable but in no event later than two-and-a-half months

-13- following the end of the calendar year during which the right to payment vested. In the event the value of a Performance Award is based solely on an increase in the value of the Shares after the Grant Date of such Award (such as an Option or SAR), a Participant will have no right to any cash or stock dividend that is declared to the holders of Shares between the Grant Date and the date such Participant’s Performance Award is paid. In the event a Participant’s Performance Award is payable in Restricted Shares or Restricted Share Units, the terms of Section 7(e) shall apply with respect to any cash or stock dividends declared to the holders of Shares between the Grant Date and the date Participant’s Performance Award is paid. 11. Taxes (a) General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares or make any payment until such obligations are satisfied. (b) Surrender of Shares. To the extent permitted or required by the Committee, a Participant may satisfy applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined on the date that the amount of tax to be withheld is to be determined under Applicable Law; provided that the amount withheld must be applied to the tax obligation generated by the underlying transaction. (c) Code Section 409A. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered "deferred compensation" under Code Section 409A, such Award Agreement will be interpreted to comply with Code Section 409A and/or the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 11(c) shall maintain, to the extent practicable, the original intent of the applicable provision without violating or invoking application of Code Section 409A, as applicable. A Participant's acceptance of any Award shall be deemed to constitute the Participant's acknowledgment of, and consent to, the

-14- rights of the Committee under this Section 11(c), without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute deferred compensation, if such discretionary authority would contravene Code Section 409A. 12. Non-Transferability of Awards (a) General. Except as set forth in this Section 12, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly authorized legal representative of a Participant who is Disabled, or a transferee permitted by this Section 12. (b) Limited Transferability Rights. Notwithstanding anything else in this Section 12, the Committee may in its discretion provide in an Award Agreement that an Award other than an ISO may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. 13. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions (a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable

-15- under the circumstances and may require in connection therewith the surrender of all Options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Options pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration Shares of any class or securities convertible into Shares of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award. Any adjustment under this Section 13(a) shall be implemented in a way that complies with applicable requirements under Code Section 409A so that outstanding Awards do not, due to the adjustment, become Awards subject to Code Section 409A, and otherwise so that no adverse consequences under Code Section 409A result to Participants. (b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control. (c) Change in Control. In the event a Change in Control occurs, the terms and conditions of this Section 13(c) shall apply. (i) Assumption or Substitution of Awards. An Award shall be considered to have been assumed by the surviving entity or otherwise equitably converted or substituted for purposes of this Section 13(c) if: (A) it has a value at least equal to the value of the original Award at the time of assumption, conversion or substitution; (B) it relates to publicly traded equity securities of the surviving entity or another entity that is affiliated with the surviving entity or its successor following the Change in Control; and (C) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the original Award (including the provisions that would apply in the event of a subsequent Change in Control). (ii) Awards Not Assumed or Substituted by Surviving Entity. With respect to Awards that are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control as provided in Section 13(c)(i) of this Plan: (A) all of a Participant’s outstanding Awards that may be exercised shall become fully exercisable;

-16- (B) all time-based vesting restrictions on outstanding Awards shall lapse, and (C) For Performance Awards, the performance criteria listed in an Award Agreement shall be deemed to have been fully satisfied on the date of the Change in Control unless otherwise provided in the Award Agreement. In either case, the Performance Award shall be settled within sixty (60) days or as soon as administratively possible following the date of a Change in Control (unless a later date is required to comply with Code Section 409A). (D) For Restricted Share Units, the Award shall be settled within sixty (60) days or as soon as administratively possible following the date of a Change in Control (unless a later date is required to comply with Code Section 409A). (d) Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share (or other applicable terms of the Award) covered by each outstanding Award to reflect the effect of such distribution. 14. Time of Granting Awards. The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company. 15. Modification of Awards and Substitution of Options. (a) Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award, to extend or renew outstanding Awards, or to accept the cancellation of outstanding Awards to the extent not previously exercised. Any modification, cancellation or substitution of an Option or a SAR shall be subject to the provisions of Section 6(d) above. No modification of an outstanding Award shall materially and

-17- adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification. (b) Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of the outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate Fair Market Value of the Shares subject to an Option immediately after the substitution over the aggregate exercise price of such Shares is not more than the similar excess immediately before such substitution and (ii) the new Option does not give persons additional benefits, including any extension of the exercise period. 16. Amendment and Termination of the Plan. (a) Authority to Amend or Terminate. Subject to Applicable Law, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan. (b) Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 13 above, or it is otherwise mutually agreed between the Participant and the Company, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof. 17. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel. 18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

-18- 19. Controlling Law. All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Montana, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective. 20. Laws and Regulations. (a) U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, SARs, Restricted Shares, Restricted Share Units, Unrestricted Shares, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares. (b) Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries. 21. No Shareholder Rights. Neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares underlying any Award until the date of issuance of a

-19- share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a shareholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan. 22. No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause. 23. Clawback and Recovery. Any Award, amount, or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of the Company's clawback policy or any similar policy (the “Policy”) or applicable law. A Participant's receipt of an Award shall be deemed to constitute the Participant's acknowledgment of and consent to the Company's application, implementation and enforcement of (i) the Policy; and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant's express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law without further consideration or action. 24. Reduction for Excess Parachute Payments. If the settlement of any Award (including any payment received in connection with a Change in Control) will constitute a “parachute payment” within the meaning of Code Section 280G and will be subject to the excise tax imposed under Code Section 4999 (the “Excise Tax”), then prior settling such Award, a calculation shall be made comparing (i) the Award settlement payment made to the Participant after payment of the Excise Tax to (ii) the Award settlement payment to Participant if the Award settlement payment is limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the Award settlement payment be reduced to the minimum extent necessary to ensure that no portion of the Award settlement payment is subject to the Excise Tax.

Exhibit 10.1 A-1 Glacier Bancorp, Inc. 2025 Stock Incentive Plan Appendix A: Definitions As used in the Plan, the following definitions shall apply: “Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect Directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing. “Applicable Law” means the legal requirements relating to the administration of options to purchase equity and share-based compensation plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time. “Award” means any award made pursuant to the Plan, including awards made in the form of an Option, a SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan. “Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason. “Board” means the Board of Directors of the Company. “Cause” for termination of a Participant’s Continuous Service will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (a) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a material Company policy; (b) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (c) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the

A-2 Company; or (d) Participant’s willful and material breach of any of his or her obligations under any written agreement or covenant with the Company. The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate. “Change in Control” means a change “in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company, within the meaning of Treasury Reg. Section 1.409A-3(i)(5). “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 5 above. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3. If no Committee is appointed, references to the Committee shall mean the Board. “Company” means Glacier Bancorp, Inc., a Montana corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction. “Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services. “Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (a) sick leave; (b) military leave; (c) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (d) changes in status from Director to advisory director or emeritus status; or (e) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service. If an Award is subject to Code Section 409A, Continuous Service shall mean not having a Separation from Service.

A-3 “Director” means a member of the Board, or a member of the board of directors of an Affiliate. “Disability” or “Disabled” means a condition under which a Participant: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering Employees of the Company. “Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended. “Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Fair Market Value” means, on any given day, the fair market value per Share determined as follows: (a) If the Shares are traded on an established securities exchange, the closing sale price per Share as reported for such day by the principal exchange on which the Shares are traded (as determined by the Committee) or, if the Shares were not traded on such day, on the next preceding day on which the Shares were traded. (b) If trading activity for Shares is reported on a market for trading over-the-counter securities that report to a U.S. regulator (“OTC market”), the mean between the bid price and asked price quotes for such day as reported on the OTC market or, if there are no such quotes for the Shares for such day, on the next preceding day for which bid and asked price quotes for the Shares were reported on the OTC market; or (c) If there is no market for the Shares or if trading activities for the Shares are not reported in one of the manners described above, the Fair Market Value will be as determined by the Committee.

A-4 “Grant Date” has the meaning set forth in Section 14 of the Plan. “Incentive Share Option” or “ISO” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement. “Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement. “Option” means any stock option granted pursuant to Section 8 of the Plan. “Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan. “Performance Awards” mean Performance Awards granted pursuant to Section 10 of the Plan, which may be paid in Shares, Restricted Shares, Restricted Share Units, Unrestricted Shares, Share Appreciation Rights or Options as the Committee in its sole discretion shall determine. “Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity. “Reporting Person” means an officer, Director, or greater than 10 percent shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act. “Restricted Share” mean Shares subject to restrictions imposed pursuant to Section 7 of the Plan. “Restricted Share Units” mean Awards granted pursuant to Section 7 of the Plan. “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. “SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 9 of the Plan. “Separation from Service” means the date of cessation of a Participant’s employment or service relationship with the Company or Affiliate determined in accordance with Code Section 409A(a)(2)(A)(i) and Treasury Regulation Section 1.409A-1(h). “Share” or “Shares” means a share of common stock of the Company, as adjusted in accordance with Section 13 of the Plan.

A-5 “Ten Percent Holder” means a person who owns (or is deemed to own within the meaning of Code Section 424(d)) stock representing more than 10 percent of the combined voting power of all classes of stock of the Company or any Affiliate. “Unrestricted Shares” mean Shares awarded pursuant to Section 7 of the Plan. Approved by the Board of Directors: January 29, 2025 Approved by Shareholders: April 30, 2025